The Goldman Sachs Group, Inc. SC 13D

Exhibit 99.14

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that GS CAPITAL PARTNERS VI GMBH & CO.KG (the “company”) does hereby make, constitute and appoint each of Jamison Yardley, Nathan A. Burby and Crystal Orgill, acting individually, its true and lawful attorney, to execute and deliver in it name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934 , (as amended, the “Act”) , with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until the earlier of (i) February 12, 2024 and (ii) such time that it is revoked in writing by the undersigned; provided that in the event the attorney-in-fact ceases to be an employee of the Company or its affiliates or ceases to perform the function in connection with which he/she was appointed attorney-in-fact prior to such time, this Power of Attorney shall cease to have effect in relation to such attorney-in-fact upon such cessation but shall continue in full force and effect in relation to any remaining attorneys-in-fact. The Company has the unrestricted right unilaterally to revoke this Power of Attorney

This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York , without regard to rules of conflicts of law.

IN WITNESS WHEREOF , the undersigned has duly subscribed these presents as of February 12, 2021

GS CAPITAL PARTNERS VI GMBH & CO. KG
By: GS ADVISORS VI, L.L.C.,
Its Managing Limited Partner

By:	/s/ Joseph P. DiSabato
Name:	Joseph P. DiSabato
Title:	Vice President